As filed with the Securities and Exchange Commission on December 24 2013	Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenscape Laboratories Inc.
(Exact name of registrant as specified in its charter)
Wyoming	8734	46-3257259
(State of Incorporation)	(Primary Standard Industrial)	(IRS Employer)
	Classification Number	Identification Number

Greenscape Laboratories, Inc.
1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

(Address and telephone number of principal executive offices and principal place of business)

1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

(Name, address and telephone number of agent for service)

  Copies to:

C. Parkinson Lloyd, Esq.
Kirton McConkie
50 East South Temple
Suite 400
Salt Lake City, UT 84111

James R. J. Scheltema, CPA, Esq.
1311 East La Rua St.
Pensacola, FL 32501
850-723-7496

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to Be	Offering Price	Aggregate	Registration
to be Registered	Registered(3)	per Share	Offering Price	Fee (1)(2)
Common Stock, par value $0.0001 per share (3)	36,152,718 shares	$.0001	$3,615.27	$1
______________
(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00011460 of the aggregate offering price.

(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the registering shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. HDRE may not distribute these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
DATED DECEMBER 23, 2013
GREENSCAPE LABORATORIES INC.

36,152,718 SHARES OF COMMON STOCK

HD Retail Solutions, Inc. a Nevada corporation (“HDRE”), is distributing to its shareholders 36,152,718 shares of Common Stock of Greenscape Laboratories, Inc., a Wyoming corporation (the “Company” or “Greenscape”), owned by HDRE, a shareholder of Greenscape.  The shareholders of HDRE will receive one share of Greenscape common stock for every one share of HDRE common stock that they hold as of the record date for the distribution (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of HDRE prior to the effective date of the distribution). No fractional shares will be issued.  Fractional shares will be rounded up to the nearest whole number. The record date for the distribution will correspond to the effective date of the registration statement. HDRE management anticipates that distribution of the Greenscape common stock to the HDRE shareholders will be made within 30 days of the date of the final prospectus.

HDRE is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of Greenscape common shares to its shareholders. The shareholders of HDRE receiving shares in the distribution may be considered underwriters within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

There is currently no public market for Greenscape securities.  Our common stock is not publicly traded.  Company management anticipates that an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets within 90 days of the distribution, but there is no assurance that the Greenscape common stock will be quoted on the OTC Bulletin Board, the OTC Markets, or any Exchange.

As of December 23, 2013, there were 98,402,718 shares of our common stock issued and outstanding.

Greenscape Laboratories, Inc. is a development stage company and currently has no revenues.  The Company is an Emerging Growth Company under the JOBS Act of 2012, and the Company has chosen to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 201__

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Page
Prospectus Summary	_5_
Risk Factors	_7_
The Distribution	_15_
Use of Proceeds	_15_
Dividend Policy	_15_
Structure of the Distribution Transaction	_16_
Plan of Distribution	_19_
Capitalization	_19_
Shares Eligible for Future Sale	_20_
Market for Common Equity and Related Stockholder Matters	_21_
Transfer Agent	_22_
Legal Proceedings	_23_
Directors, Executive Officers, Promoters, and Control Persons	_23_
Security Ownership of Certain Beneficial Owners and Management	_24_
Family Relationships; Transactions with Related Persons; Director Independence	_24_
Executive Officer and Director Compensation	_25_
Special Note Regarding Forward-Looking Statements	_26_
Description of Business	_26_
The Distribution	_31_
Management’s Discussion and Analysis of Financial Condition and Results of Operations	_32_
Description of Securities	_34_
Disclosure of Commission Position on Indemnification for Securities Liabilities	_35_
Experts	_35_
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	_35_
Where You Can Find Additional Information	_35_
Financial Statements	_36_
Index to Financial Statements	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until [90 days from distribution date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus and does not contain all of the information you should consider in making your investment decision.  Before investing in the securities offered hereby, you should read the entire Prospectus, including our consolidated financial statements and related notes included in this Prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As used in this prospectus, references to “the Company,” “we,” “our,” “us,” “Greenscape Laboratories,” or “GL” refer to Greenscape Laboratories, Inc., a Wyoming Corporation, unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes beginning at page F-1 prior to making an investment decision.

Summary of the Company

Organization

Greenscape Laboratories was incorporated in Wyoming in December 2012 for the purpose of providing advanced assistance in associated organic vegetable and other consumable produce testing.

On December 15, 2013, the incorporator of the Company appointed James R.J. Scheltema, Alexander Scheltema, and Loretta Moss as directors of the Company.  On December 15, 2013, the Board of Directors appointed the following officers of the Company to the following positions: James R.J. Scheltema as President, Chief Financial Officer and Chief Executive Officer; and; Alexander Scheltema as Chief Operating Officer.

On December 17, 2013, the Company issued forty million (40,000,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Subsequently on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail below in the section “Structure of the Distribution Transaction.”

Our Website is at: http://GreenscapeLaboratories.com.  The URL of our website is included herein as an inactive textual reference.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus or the registration statement of which it is a part.

Business of the Company

The purpose of the Company will be to test, sample, and analyze organic products to test for the presence of pesticides, chemical pollutants and other non-soil contaminants in such organic products and compile a database for expected results  within the United States with the goal of achieving a positive revenue stream and a solid asset base and then managing existing assets while acquiring selected additional assets in a manner that will achieve maximum growth and shareholder value while minimizing liabilities.

Accomplished Objectives

As of the date of this Prospectus, the Company had completed and accomplished the following objectives:

•	Incorporated as Greenscape Laboratories, Inc. in Wyoming on December 18, 2012.
•	Appointed officers and directors and negotiated compensation.
•	Acquisition of laboratory equipment appropriate to our proposed procedures of organic testing.
•	Retained professional advisors to assist in “going public” to position the Company to be better able to raise adequate capital for company operations.

Future Objectives

As of the date of this Prospectus, Management of the Company had set initial objectives and strategic plans relating to the initial business operations of the Company.  These objectives include the following:

•	To develop reliable consumable organics testing services for individuals and businesses to better inform the Company’s customers about the contents of their produce and consummable goods.
•
To promote high quality standards and consistency in the agricultural setting, and to encourage and incentivize producers to use natural alternatives to chemical pollutants (insecticides, pesticides, etc.).

•	To develop better safety regulation and transparency in the food the public eats and the goods they consume, through the active promotion of the organic growing style and pesticide testing.

The Company will work to accomplish these objectives and strategies, but there can be no guarantee as to when the Company will be able to meet these objectives.

Future Plans and Strategies

Once Greenscape has established a stable client base within the initial product and service offerings discussed above, the Company plans to expand into the following areas:

•
GL Research & Analytics – Management anticipates that the Company will provide comprehensive and innovative research and analytics products and services to all industry participants, related industries and governments.

•	GL Consulting Services – Management also anticipates that the Company also will provide potential organic alternative solutions to issues such as pest control, fungus and diseases.

As of the date of this Prospectus, Management had not entered into any definitive agreements relating to the expansion into the areas of research and analytics or consulting services.  Management intends to explore these new business areas as the Company’s financial position allows, as determined by Management.

Business

As noted above, the Company was founded for the purpose of providing advanced assistance in associated organic vegetable and other consumable produce testing.  Management believes that organic vegetable testing is extremely important both in governmental standards and safety of consumable products.  Management believes that the Company will be able to bridge the gap in the scientific field to identify with greater particularity chemical pollutants, and other non-organic soil contaminants, thereby better insuring safe products for consumption.  Greenscape Laboratories plans to accomplish this by testing for contaminants listed by the FDA and USDA in their guidelines as to the definition of what makes a consumable good “organic.”  The Company’s controlled testing facilities will provide Certified Testing Solutions to establish and maintain higher regulation and safety in food and consumable products.  Because the Company does not have a USDA organic license, it cannot certify any products tested as “USDA Organic.”  However, the Company will be able to determine whether products tested would pass the test for USDA Organic certification.

Management believes that the distinguishing characteristics of our business will be the combination of unique and specific scientific experience along with knowledge of both the science and industry behind plant sciences, agriculture, and laboratory prowess.

The Company intends to pursue the development of a fixed customer base providing a reliable revenue stream from which it will expand.  If the Company is unable to secure these opportunities, or if the Company is not able to secure funding to implement its business plans and strategies, the Company may be forced to scale back or cease operations.

Company Assets

As of the date of this prospectus, the Company’s assets included equipment which will be used for comprehensive collection of prerequisite gas chromatography required to provide analysis and results for testing organic products for the presence of toxins and “non-organic” materials.  Such equipment includes, e.g., Harrison TLC Chromatotron, GBC/Spectra-Physics HPLC System, Pharmacia Spectrophotometer and associated disposable laboratory supplies necessary for conducting tests.  The Company’s assets are discussed in greater detail below in the section “Description of the Business.”

Mission

Management anticipates that Greenscape Laboratories will fill a necessary niche by providing precision testing and organic determination for consumable goods.

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition.  If the Company fails to secure an adequate client base or the expenses of operations exceed anticipated revenues, the Company could be forced to scale back or delay the implementation of its business plans, which could have a material adverse impact on the Company.  Other factors that could materially affect our business, results of operations or financial condition include:

•	Small, independent clients and customers lacking resources;
•	Financial inability of Company’s clients and customers to provide sufficient revenues to permit the Company to invest in supplies and equipment or to cover other fixed or variable costs;
•	The Company’s financial inability to cover administrative and marketing costs;
•	The unknown level of market acceptance of our services;
•	The potential loss of any key employees;
•	The availability of capital on terms satisfactory to us;
•	Potential unforeseen government regulation;
•	Failure to provide services at a competitive rate;
•	Inability to obtain, develop, and maintain a consistent and broad base of clients; and
•	Lack of access to or knowledge of new technologies.

Additionally, our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled "Risk Factors" immediately following this prospectus summary. These risks include, but are not limited to, the following:

•
Although our auditors’ report in our October 31, 2013 financial statements for the period ending October 31, 2013, did not express an opinion that our capital resources as of October 31, 2013, are insufficient to sustain operations, these conditions raise substantial doubt about our ability to continue as a going concern.

•
We are a development stage biotechnology company with a limited operating history and have not generated any revenue from product sales.  We have incurred significant operating losses since our inception, and anticipate that we will incur continued losses for the foreseeable future.

•
Our operations to date have consisted primarily of acquiring gas chromatography equipment, technology, lab-ware, and software associated with testing for the presence of pesticides and toxins, as well as developing a website and database to store results for easy accessibility to clients.  We have no revenue resulting from laboratory client tests at this time.  We have no operating history upon which an evaluation of our potential success or failure can be made.  As of our fiscal year ended December 31, 2012, we had an accumulated deficit of $477.00.  As of October 31, 2013, we had an accumulated deficit of $11,242.00.

•
Our ability to generate revenues and become profitable is dependent upon our ability to develop relationships within the agricultural and organics communities and educate both groups to the benefits of testing for toxins. We expect to incur additional operating losses in the future due to exploration and drilling expenses associated with our existing properties.

•	We require a significant amount of capital for our operations; should we fail to raise sufficient capital we will have to cease our operations and you will lose your entire investment.

•
Start-up expenses for Greenscape Laboratories, Inc. total approximately $20,000.00 including expenses such as equipment, legal, marketing, lease deposit, computer systems, etc.  Start-up assets include approximately $7,500.00 in initial cash requirements, approximately $5,000.00 in short term assets, approximately $2,500.00 in lab supplies and approximately $7,500.00 in equipment.  Management anticipates that these start-up costs will be financed through investments and loans, although there can be no guarantee that the Company will be able to obtain such financing on terms acceptable to the Company or at all.

•
We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations. We may look to raise capital through the issuance of equity, equity-related or debt securities or by obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research and development, improve infrastructure and possibly introduce new or improved methods of organics testing, expand markets and expand the number and/or type of produce to be tested.

•
We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

•	Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of losing your investment.

•
Changes in regulatory requirements, USDA guidance or unanticipated events during our starting operations, which may result in changes to protocols, or additional test requirements, such as the initiation or completion of a fully developed database for our site or limiting our ability to develop relationships with prospective clients, could result in increased costs to us and could delay our development timeline.

Summary of the Offering

The Distribution Transaction

A total of 36,152,718 shares of Greenscape Laboratories Inc. (“Greenscape” or the “Company”) common stock are held by HD Retail Solutions, Inc. (“HDRE”), and will be distributed by HDRE pursuant to this prospectus to its shareholders. This equates to one (1) share of our common stock distributed to each HDRE shareholder for every one (1) share of HDRE common stock held (subject to adjustment under certain circumstances). Fractional shares will not be issued.  The distribution is being undertaken to allow our management and the management of HDRE to focus on their respective businesses.  As a result of the distribution, we will become subject to the reporting requirements of the federal securities laws, and our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Structure of the Distribution Transaction " at page 16. We can offer no assurances that an active market for our securities will develop.

HDRE has indicated that it intends to distribute our common stock to its shareholders within 30 days after the registration statement is declared effective. Neither we nor HDRE will receive any proceeds from the distribution of these shares of our common stock.  HDRE will pay the expenses of distribution of the shares under this prospectus, which include primarily the fees of our transfer agent, totaling approximately $1,500.00.  We will pay the costs of registering the distribution of the shares, including the legal and accounting fees incurred in connection with the preparation and filing of this registration statement, estimated to total approximately $2,000.00.

About This Distribution

This prospectus relates to a total of 36,152,718 shares of Greenscape Laboratories, Inc., common stock being distributed to the shareholders of HDRE as discussed above.  No other securities are covered by this prospectus.

Estimated Use of Proceeds

Neither we nor HDRE will receive any proceeds resulting from the distribution of our shares held by HDRE.

For our common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock means that our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you.  Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.  These are found at Exhibit F.  The Auditor’s Report is also included in Exhibit F.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business. An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, for information regarding the risks associated with our business and ownership of our stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In any of these cases, the market price of our common stock could decline.

Risks Related To Our Business

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have not achieved profitable operations and continue to operate at a loss.  Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in house sales personnel.  There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

Because of our history of accumulated deficits and recurring cash flow losses, we must improve profitability and may be required to obtain additional funding if we are to continue as a "Going Concern."

We have a history of accumulated deficits.  At October 31, 2013, our accumulated deficit was $10,765.  The financial statements of the Company have been prepared on the assumption that the Company will continue as a going concern.  The Company's financial statements and current financial position raise substantial doubt about the Company's ability to continue as a going concern.  The Company's services are limited and it has been necessary to rely upon loans and capital contributions from management.  Management anticipates that we may require approximately $250,000.00 for start-up marketing, administrative and equipment costs for the first full year of operation.  There can be no guarantee that such funds will be sufficient.  Additional financing may be required if the Company is to continue as a going concern  If additional funding is needed and cannot be obtained, the Company may be required to scale back or discontinue its operations.

Developing our planned testing services may take longer and be more expensive than we anticipate, and reduced market visibility could have a material adverse impact on our ability to develop and implement a profitable business plan.

Startup laboratory activities involve numerous risks. Because we have not yet commenced testing and marketing activities, we may be unable to anticipate all risks that we may encounter. We cannot anticipate with any degree of certainty the costs and time before we develop a safe foundation of customers, if ever, and whether our labs will be commercially competitive with government-run facilities. Additionally, even if we do commence testing, our laboratory operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	inability to obtain financing;
•	unexpected conditions such as equipment failures or accidents;
•	adverse weather conditions, including tornados;
•	unavailability or high cost of laboratory equipment or labor;
•	mechanical difficulties;
•	insufficient marketing in the agriculture, organics, and laboratory testing communities;
•	limitations in the market for gas and oil;
•	surface access restrictions;
•	title problems; and/or
•	compliance with changing governmental regulations.

Additionally, our business could be materially and adversely affected by market visibility. Repercussions of insufficient advertising conditions may include:

•	curtailment of services rendered to us;
•	Inability to retain a facility;
•	loss of funds in order to maintain equipment;
•	inability to deliver materials to jobsites in accordance with contract schedules; and
•	loss of productivity.

The marketability of tests Greenscape Labs provide will depend in part upon the availability, location and capacity of our marketing systems. Even if we locate a fair base of customers and develop relationships within the industry, government competition and operational risks may lead to increased costs and decreased production. These risks include the inability to sustain deliverability at commercially productive levels as a result of changes in pricing for required testing consumables, alterations in state and federal laws regarding organics testing, market volatility, and various unforeseeable developments in the industry. The occurrence of any one of these significant events, if not fully insured against, could have a material adverse effect on our financial condition and results of operations.

Additionally, with higher demand for laboratory testing, the chemicals and equipment necessary to carry out our procedures may increase in price to the point of possible net loss of earnings.

We plan to offer laboratory testing services, which involves the use of various chemicals and technical equipment to conduct and process the testing.  If demand for such testing occurs throughout the market, the availability of such chemicals and required equipment could be reduced, and the cost of such chemicals and equipment could increase in price.  Such an increase in price levels generally could result in a shift in consumer demand away from the services we plan to offer, which could also adversely affect our revenues and, at the same time, increase our costs.  The result could be a reduction to our gross margins, up to a possible net loss of earnings, and would have a negative impact on our financial condition and results of operations.

Competition in the organics industry is small, yet concentrated and most of our competitors have greater financial and operational resources then we do.

We operate in a competitive environment for marketing testing and development of expected results in a database format, hopefully able to expand to regional expectations. Many of our competitors are major and large government-run USDA facilities with companies that possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop properties more efficiently than our financial or personnel resources permit. Also, there is substantial competition for capital available for investment in the biotechnologies industry. Larger competitors will likely be better able to withstand sustained periods of unsuccessful test results as well as gaps of time between growing seasons of various consumable organic products and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may be unable to compete successfully in the future in developing our database, performing and marketing our various laboratory tests, attracting and retaining quality personnel and/or raising capital to commence lab activities.

Additionally, changes in regulatory requirements, USDA guidance, or unanticipated events during our starting operations, which may result in changes to our protocols, or additional test requirements, such as the initiation or completion of a fully developed database for our site or limiting our ability to develop relationships with prospective clients, could result in increased costs to us and could delay our development timeline.

Any of these factors, many of which are beyond our control, could jeopardize our ability to operate as foreseen. Moreover, because our business is almost entirely dependent upon this one product in the early stages, any such setback in our pursuit of regulatory approval would have a material adverse effect on our business and prospects.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Under Section382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50% within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards before they expire. The closing of this offering, together with private placements and other transactions that have occurred since our inception, may trigger such an ownership change pursuant to Section 382. Any such limitation, whether as the result of this offering, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us after this offering, could have a material adverse effect on our results of operations in future years. We have not completed a study to assess whether an ownership change for purposes of Section 382 has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study.

We have operated as a private company and have no experience attempting to comply with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.

As a newly public company, we will be required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which will result in significant initial and continuing legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and  codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

After this offering, we will be subject to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the SEC that generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Beginning with the second annual report that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an "emerging growth company" as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an "emerging growth company" or, if before such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Please see the Risk Factor titled "We are an 'emerging growth company,' and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors" in this prospectus for more information regarding our status as an "emerging growth company."

As of the date of this Prospectus, we have never conducted a review of our internal control for the purpose of providing the reports required by these rules. During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we will be required to timely file accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, as amended, at least through the end of the first fiscal year in which this registration statement is declared effective, and longer if we file a Registration Statement on Form 8-A to become a fully reporting company.  Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.  Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income.  Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock will begin to trade, or that if trading, that any market price will rise to provide any such increase.

Risks Related To Our Management

Risks Related to General Business, Employee Matters and Managing Growth

We will need to develop and expand our company, and we may encounter difficulties in managing this development and expansion, which could disrupt our operations.

We currently have 3 employees, and in connection with becoming a public company, we expect to increase our number of employees and the scope of our operations. To manage our anticipated development and expansion, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these development activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects. If company leadership is unable to effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize pesticide analysis using USDA standards and compete effectively will depend, in part, on our ability to effectively manage the future development and expansion of our company.

Our future success depends on our ability to retain our core Officers and to attract, retain and motivate qualified personnel.

Recruiting and retaining qualified scientific, technological personnel and sales and marketing personnel will also be critical to our success.  We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous agricultural, horticultural, and/or biotechnology companies for similar personnel.  We also experience competition for the hiring of scientific personnel from universities and research institutions.

We are highly dependent on our executive officers and certain of our scientific, technical and operations employees.

Management anticipates that our revenues will be derived primarily from our core testing services to be provided.  We depend heavily on our executive officers and certain scientific, technical, and operations employees.  As of the date of this prospectus, we do not have employment agreements with any of the officers, i.e., James R. J. Scheltema, Alexander M. Scheltema and Loretta Moss.  The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive, scientific, or technical personnel on acceptable terms.

Our company lacks experience commercializing products, which may have a material adverse effect on our business.

We will need to transition from a company with a development focus to a company capable of supporting commercial activities. We may be unsuccessful in making such a transition. Therefore, our database development and marketing process may involve more inherent risk, take longer, and cost more than it would if we were a company with a more significant operating history and had experience obtaining marketing approval for and commercializing our processes.

In order to satisfy our obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.

As a newly public company, we will need to establish and maintain effective disclosure and financial controls and make changes in our corporate governance practices. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and maintain such personnel. Even if we are able to hire appropriate personnel, our existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from product development efforts.

We depend heavily on our management and we may be unable to replace them if we lose their services.

The loss of the services of one or more members of our management or our inability to attract, retain and maintain additional management could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our Vice President, Alexander Scheltema, and our management team.  We may be unable to find qualified replacements for them if their services are no longer available.

Because members of our management have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers have other business interests that take up a portion of their individual and professional time from our business. Accordingly, the personal interests of our officers and directors and those of the companies that they are affiliated with may come into conflict with our interests and those of our minority stockholders. We, as well as the other companies that our officers and directors are affiliated with, may present them with business opportunities, which are simultaneously desired. Additionally, we may compete with these other companies for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in our shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Risks Related to Our Common Stock and the Distribution

Our current management holds significant control over our common stock, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in our control. Our officers, directors, and majority shareholder control 62,250,000 shares, or approximately 63% of our outstanding common stock. As a result of this substantial control of our common stock, our management will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.  The HD Retail shareholders who receive shares of our common stock in the Distribution, and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our securities to be a limited one.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a publicly reporting company that is providing current public information meeting the requirements of Rule 144, including affiliates, must hold their shares for a period of at least six months.  Additionally, affiliates of the Company may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

We may, in the future, issue additional securities, which would reduce our stockholders’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock. As of the date of this prospectus, we had 98,402,718 shares of common stock outstanding. Accordingly, we may issue up to an additional 901,597,282 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.  Our board of directors may designate the rights terms and preferences at its discretion including conversion and voting preferences without notice to our stockholders.  Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in the Company will be diluted. In addition, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

Following this offering, the market price for our common stock is likely to be volatile, in part because our common stock has not been previously traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;

•regulatory or legal developments in the United States and other countries;

•fluctuations in stock market prices and trading volumes of similar companies;

•general market conditions and overall fluctuations in U.S. equity markets;

•variations in our quarterly operating results;

•changes in our financial guidance or securities analysts' estimates of our financial performance;

•changes in accounting principles;

•our ability to raise additional capital and the terms on which we can raise it;

•sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•additions or departures of key personnel;

•discussion of us or our stock price by the press and by online investor communities; and

•other risks and uncertainties described in these risk factors.

An active public market for our common stock may not develop or be sustained after this offering. We will work to negotiate and determine the initial public sale price with our market makers, and this price may not be indicative of prices that will prevail in the trading market. As a result, you may not be able to sell your shares of common stock at a price that is attractive to you, or at all

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

We are an "emerging growth company," and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Our executive officers, directors, principal stockholders and their affiliates will continue to exercise significant control over our company after the Distribution, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Immediately following the completion of the Distribution, and disregarding any shares of common stock that they receive in the Distribution as a result of their ownership of shares of HDRE, the existing holdings of our executive officers, directors, principal stockholders, will represent beneficial ownership, in the aggregate, of approximately sixty three percent (63.00%) of our outstanding common stock.  As a result, these stockholders, if they act together, will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These stockholders acquired their shares of common stock prior to the issuance of the shares to HDRE, and these stockholders may have interests, with respect to their common stock, that are different from those of the HDRE common stockholders, and the concentration of voting power among these stockholders may have an adverse effect on the future market and trading price of our common stock. In addition, this concentration of ownership might adversely affect the market price of our common stock by:

•delaying, deferring or preventing a change of control of us;

•impeding a merger, consolidation, takeover or other business combination involving us; or

•discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Please see "Principal Stockholders" in this prospectus for more information regarding the ownership of our outstanding common stock by our executive officers, directors, principal stockholders and their affiliates.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

Upon completion of the Distribution, there will be 98,402,718 shares of our common stock outstanding. Of these, 36,152,718 shares are being distributed to the holders of common stock of HDRE in the Distribution, and will be freely tradable immediately after this offering (except for shares received by affiliates).

We will be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

The distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes.

The distribution of our shares by HD Retail pursuant to this prospectus does not qualify as a tax-free spin-off to HD Retail shareholders under Section 355 of the Internal Revenue Code of 1986.  As a consequence, you could be subject to material amounts of taxes. In addition, HD Retail may have to recognize a taxable capital gain on the difference between the fair market value of the interest in the Company it is distributing to its shareholders and its tax basis in the distributed stock. Furthermore, those HD Retail shareholders who receive our common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders, even though we believe the shares to be distributed in the distribution to have only nominal value.  Neither this prospectus nor the registration statement of which it is a part should be read to constitute tax or legal advice with respect to the distribution of our shares.

We will become subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of the distribution of our shares by HD Retail and the filing of this registration statement, we will become a public reporting company and, accordingly, become subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of the Distribution as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

The President and Chief Executive Officer has experience being an officer in multiple public companies.  Other individual members of our management team do not.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no market for our common stock. Further, although our common stock may be quoted in the future on the OTC Bulletin Board, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. There can be no assurance that a more active market for the common stock will develop.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

HDRE shareholders may want to sell their Greenscape Laboratories shares after they are received in the Distribution, and this could adversely affect the market for our securities.

HDRE will distribute 36,152,718 shares of our common stock to its shareholders in the distribution. Management of HD Retail made the decision to invest in us without shareholder approval and the shareholders of HD Retail that will now be our shareholders may not be interested in retaining their investment in us.  Because HD Retail shareholders will receive registered shares in the distribution, they will be free to resell their shares immediately upon receipt.  If any number of HD Retail shareholders offer their shares for sale, the market for our securities could be adversely affected.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THE DISTRIBUTION

Common Stock to be distributed by HDRE	36,152,718
Common Stock outstanding before the distribution	98,402,718
Common Stock outstanding after the distribution (maximum)	98,402,718
Gross proceeds	$ 0

USE OF PROCEEDS

Neither we nor HDRE will receive any proceeds resulting from the distribution of the shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

STRUCTURE OF THE DISTRIBUTION TRANSACTION

Record Date
Shareholders of HDRE will receive one (1) share of Greenscape Laboratories common stock for every (1) share of HDRE common stock owned of record on the date of this prospectus, subject to adjustment in the event of a stock split or reverse split of HDRE common stock prior to the date of distribution.

Record Holders
HDRE has approximately one hundred sixty four (164) shareholders of record. As of the date of this Prospectus, Greenscape Laboratories had [6] shareholders of record. Following the distribution, Greenscape Laboratories will have approximately one hundred seventy (170) shareholders of record.

Prospectus	A copy of this prospectus will accompany each certificate being distributed to the HDRE shareholders on the distribution date.

Distribution Date
Up to 36,152,718 shares of common stock will be delivered to Stalt, Inc., 671 Oak Grove Ave., Menlo Park, CA, 94025, 650-321-7111, http://www.stalt.com, info@stalt.com (Transfer Agent for HD Retail Solutions, Inc.) the distribution agent, within ten days of the date of this prospectus and the distribution agent will distribute the share certificates to the HDRE shareholders (along with a copy of this prospectus), within thirty days thereafter.

Listing and Trading
There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or any other exchange or trading facility. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

Background and Reasons for the Distribution

Company Information; Organization

Greenscape Laboratories was incorporated in the State of Wyoming on December 21, 2012.  From inception, the Company was in the developmental stage.  The Company was established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  This leads to a more standardized and higher quality produce market due to increased transparency of all components found in each sample.  Under the Company’s business plan, special attention will be given to toxic contaminants, such as potentially harmful pesticides, in order to evaluate the degree to which the sample is “organic” and free of such contaminants, or “polluted” by such extraneous elements.

Greenscape Laboratories plans to deploy stringent testing procedures for quality in an effort to establish high-quality standards ensuring that consumers of organic goods are receiving just that – a non-polluted, non-contaminated product that is safe to use.  Greenscape Laboratories is also developing standards for identifying plants as organic using Food and Drug Administration (FDA) and United States Department of Agriculture (USDA) guidelines.

Upon establishing a firm base with the initial product and service offering, Greenscape Laboratories intends to explore and potentially enter other sectors of the industry.

Industry Research - GL Research & Analytics (“GL R&A”) - Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the securities markets as well as the marketing and pharmaceutical sectors of this industry.  As of the date of this Prospectus, GL R&A had commenced the process of accumulating data on the industry for the purpose of making it available for research and analytics purposes by existing market participants.  Management believes that this audience will grow substantially in the coming months and years.  Greenscape Laboratories intends to provide comprehensive research databases and analytical tools to these emerging areas of the industry.

The Company selected December 31 as its fiscal year end.

On October 30, 2012, the incorporator of the Company appointed James R.J. Scheltema, Alexander Scheltema, and Loretta Moss as directors of the Company.  On December 15, 2013, the Board of Directors appointed the following officers of the Company to the following positions: James R.J. Scheltema as President, Chief Financial Officer and Chief Executive Officer; and; Alexander Scheltema as Chief Operating Officer.

On December 18, 2013, the Company issued forty million (40,000,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor (Michael Charles) in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Subsequently on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail below in the section “Structure of the Distribution Transaction.”

HD Retail Solutions, Inc.

HD Retail Solutions, Inc. (“HDRE”) was incorporated in the state of Nevada as Paramour Productions, Inc., on Feb 14, 1989. On April 11, 1996, the company restated its Articles of Incorporation and effectuated a forward stock split at a ratio of 1: 800.  On June 30, 1998, the company changed its name to COM 101, Inc., and effectuated a reverse stock split at a ratio of 150:1. On June 18, 1999, the company changed its name to Optimal Analytics.com, Inc.

On Oct 15, 2001, the company effectuated a 4:1 reverse split. On Feb 7, 2002, the company changed its name to Optimal Ventures Incorporated Analytics. On April 8, 2004, the company changed its name to Greenwind Power Corp. USA. On Aug 13, 2004, the company effectuated a 3:1 reverse split.

On June 10, 2009, the company changed its name to HD Retail Solutions, Inc.

The company’s fiscal year end is December 31.

Control of the company changed on June 3, 2013, when John A Stange Jr. was appointed as the Company’s new President, Secretary, Treasurer, and Director from Emory Ward. On that date, 20,000,000 common shares (subject to Rule 144 restrictions) were issued to John A Stange Jr.  (Subsequently these shares were returned to the company and reissued to James R. J. Scheltema, as discussed below.)

Control of the company changed on October 28, 2013, when James R. J. Scheltema was appointed as the Company’s new President, Secretary, Treasurer, and Director from John A. Stange, Jr.  On that date, 20,000,000 common shares (subject to Rule 144 restrictions) were issued to James R. J. Scheltema.

HDRE is transitioning to a new business model that is not consistent with a scientifically-based business such as that being pursued by Greenscape Laboratories, Inc.  HDRE’s business will be a marketing and promotional driven concern centered on its ownership of a portion of and its license from “Road to Cup”, which has affiliates in the automobile racing industry.  In contrast, Greenscape Laboratories, Inc. is concerned with the detection of toxins and particulates in foodstuffs and other goods and provides a service based on complex equipment and scientific applications using such equipment.

As a result, the managements of these two entities have concluded that these should be stand-alone entities in order to raise necessary capital without being subject to the pitfalls of the other.  This will enable investors and potential investors more visibility into the companies as objects in which to invest and make it easier to evaluate the potential risks and return associated with each individual venture..

HDRE Acquires Greenscape Laboratories Common Stock

On December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HDRE in exchange for 1,000,000 shares of HDRE Series A Preferred Stock.  The transaction was a privately negotiated purchase and sale of shares between the two companies.

As such, HDRE became the owner of the Greenscape Laboratories shares, which are the Shares being distributed to the HDRE shareholders pursuant to this Prospectus and the Registration Statement of which it is a part.As Greenscape Laboratories continues to grow and implement its business plan and strategies, Greenscape Laboratories will require additional capital. The management of both HDRE and Greenscape Laboratories believe that the distribution and the resulting status of Greenscape Laboratories as a separate publicly traded company will provide Greenscape Laboratories with additional opportunities to access the public equity markets for growth capital.
By distributing its holdings in Greenscape Laboratories shares to the HDRE shareholders, HDRE will be in a better position to focus its efforts on making a profit in its own operations.

HDRE intends to distribute to its shareholders on a pro-rata basis all shares of the Company’s common stock held by it in a transaction referred to in this registration statement as the “Distribution.”  Prior to the Distribution and until it is completed, HDRE will own approximately 36.74% of the outstanding shares of Greenscape Laboratories.  In connection with the Distribution, the 36,152,718 shares of the Company’s common stock held directly by HDRE will be distributed pro rata to the shareholders of HDRE who own HDRE common stock as of the close of trading on the record date of _______________________, 2013.  (The record date will be determined once the registration statement of which this prospectus is a part has been declared by the U.S. Securities and Exchange Commission (the “SEC”).)  Fractional shares will be rounded up to the nearest whole share, and the Company has agreed to issue up to 5,000 shares of common stock in lieu of fractional shares.  Following the completion of the Distribution, the shareholders of HDRE, as a group, will hold the same percentage of the issued and outstanding common stock of the Company (approximately 36.74%) that HDRE held immediately prior to the Distribution.

Please note: the ownership interests of the Company’s shareholders other than HDRE will not be affected or changed materially as a result of the Distribution. HDRE will no longer beneficially own any shares of the Company’s common stock following the Distribution.  The shares distributed by HDRE will be publicly traded securities; however, no market for the Greenscape Laboratories shares exists at this time, and there is no assurance that a market will exist for our common stock following the Distribution. The Company intends to apply for its shares to be traded on the OTC Bulletin Board, although there can be no guarantee of how long that application process will take.

Mechanics of Completing the Distribution

HDRE management anticipates that within ten days of the date of the effective date this prospectus, HDRE will deliver 36,152,718 shares of our common stock to the distribution agent, Stalt, Inc., to be distributed to the shareholders of HDRE.

If you hold your HDRE shares in a brokerage account, your shares of Greenscape Laboratories common stock will be credited to that account. If you hold your HDRE shares in certificated form, a certificate representing shares of your Greenscape Laboratories common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. No shareholder of HDRE will be required to make any payment or exchange any shares in order to receive our common shares in the distribution.  HDRE will bear all of the costs of the distribution and Greenscape Laboratories is bearing the costs of this Registration Statement.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, HDRE would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by HDRE as a tax free spin-off.  HDRE does not meet this requirement and consequently, we do not believe that the distribution by HDRE of our stock to its shareholders will qualify for tax free spin-off status.  This prospectus should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

The distribution of the Greenscape Laboratories stock to HDRE shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the Greenscape stock on the date of the distribution, as determined in good faith by HDRE.  In determining the fair market value of the shares distributed hereunder, HDRE may reference the price of our shares in recent sales of our common stock, our book value, our discounted cash flows, similar sized entities in similar industries as those in which we operate, as well as recent economic conditions.  If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV.  The tax impact of the distribution on HDRE is not anticipated to be significant, given the relatively small number of shares involved and the large number of shareholders receiving shares in the distribution, and due to the large amount of HDRE net operating losses that have been carried forward from previous years.  Management believes that these net operating losses may be used to offset any gain from the distribution.

PLAN OF DISTRIBUTION

This prospectus covers the distribution of 36,152,718 shares of Greenscape Laboratories common stock owned by HDRE. The distribution by HDRE of 36,152,718 shares of our common stock to the HDRE shareholders will be accomplished upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of the HDRE dividend distribution will be performed by HDRE’s transfer agent, Stalt, Inc.

HDRE is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of the shares of Greenscape Laboratories common stock it owns to its shareholders. A shareholder of HDRE receiving shares in the distribution by HDRE may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares, although as of the date of this prospectus, no market existed for our shares, and Greenscape Laboratories’ management was not aware of any shareholder who may engage in such transactions as of the date of this prospectus.  We have agreed to pay all fees and expenses incident to the registration of the common stock.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of September 30, 2013.  You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

As of October, 31, 2013
(audited)
Cash and cash equivalents	$41,831

Common stock, $0.0001 par value per share; 1,000,000,000 shares authorized; 100,000 shares issued and outstanding as of October 31, 2013	10
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized; no shares designated, issued or outstanding as of October 31, 2013	0
Stock subscription receivable	(10)
Accumulated deficit	(11,242)

Total stockholders' equity	(11,242)

Total liabilities and stockholders' equity	$56,355

As of October 31, 2013, there were one hundred thousand (100,000) shares of our common stock subscribed by the incorporator, James R. J. Scheltema.  Subsequent to October 31, 2013, an additional sixty two million two hundred fifty thousand (62,250,000) shares to Greenscape, Inc. officers/shareholders on December 15 and on December 19, thirty six million one hundred fifty two thousand seven hundred eighteen (36,152,718) shares to HD Retail Solutions shareholders were issued in connection with the exchange/sale of shares to HDRE.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed hereunder will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.  Following the distribution, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 82,000,000 shares, or 86.38% of the common stock outstanding.

Under Rule 144, a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors.

Based on shares outstanding as of December 19, 2013, the 62,250,000 shares of our common stock outstanding that are not registered and covered by this prospectus will be deemed restricted securities as defined under Rule 144.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the distribution is completed, there can be no assurance that such a market will develop or that it will be sustained.  After the effective date of this registration statement and the distribution, the shares of the Company's common stock distributed by HDRE in the distribution will be unrestricted and freely salable, except for approximately 23.37% of the common stock which will be owned by affiliates of the Company.  We expect to apply for listing of our common stock on the OTC Bulletin Board, but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop.  For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership Of Certain Beneficial Owners And Management” on page 24.

Holders

Immediately following the distribution, the Company anticipates that there will be approximately one hundred seventy (170) record holders of the Company's common stock.  Prior to the Distribution, the Company had approximately six (6) holders of record of our common stock.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock.  The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future.  We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be:

Madison Stock Transfer 1688 E 16th St #7, Brooklyn, NY 11229.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.

Emerging Growth Company Status

Under Section 107(b) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, an "emerging growth company" can delay the adoption of new or revised accounting standards until such time as those standards would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards at the same time as other public companies that are not emerging growth companies. There are other exemptions and reduced reporting requirements provided by the JOBS Act that we are currently evaluating. For example, as an emerging growth company, we are exempt from Sections 14A(a) and (b) of the Exchange Act which would otherwise require us to (i) submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay," "say-on-frequency" and "golden parachutes" and (ii) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer's compensation to our median employee compensation. We also intend to rely on certain other exemptions, which include but are not limited to, providing an auditor's attestation report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.

We will continue to remain an "emerging growth company" until the earliest of the following: the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; the last day of the fiscal year in which our total annual gross revenues are equal to or more than $1 billion; the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when an investor places a market order to buy or sell a specific number of shares at the current market price, it is possible for the stock price to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

TRANSFER AGENT

Madison Stock Transfer
1688 E 16th St # 7
Brooklyn, NY 11229

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Officers and Directors

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are:

Name	Age	Position Held
James Robert Jordan Scheltema, CPA, Esq.	53	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors & Majority Shareholder (Control Person)
Alexander Madison Scheltema	23	Chief Operating Officer/Member of the Board of Directors
Loretta Moss	39	Corporate Secretary, Member of the Board of Directors

James R. J. Scheltema – President, Chief Executive Officer & Chief Financial Officer as well as Director

Mr. Scheltema is an experienced attorney and certified public accountant.  His specialty is corporate law and taxation.  He has been a consultant in the medical marijuana industry.  He has also served as an officer and/or director in two publicly traded companies in the medical marijuana industry: Marijuana, Inc. and Medical Marijuana, Inc.  He currently provides consulting services to publicly traded companies through his company Small Cap Development, Inc.  He has worked for large firms, such as Merrill Lynch, AT&T, Verizon fka Bell Atlantic, MCITelecommunications, WorldCom and Mercantile Bank & Trust Company.  Mr. Scheltema also has experience as an expert witness in trials, has worked as a consultant, and had a legal and accounting practice at his home in Pensacola.

Alexander Scheltema – Chief Operations Officer, Vice President, as well as Director

Mr. Scheltema’s scientific acumen was recognized at an early age.  In High School, he was selected for a special “magnet” scientific high school nestled in Howard County, Maryland.  Throughout high school, he worked in a specialized biotechnology lab, until being admitted to University of Maryland in Baltimore County under a Presidential Scholarship as a biology major specializing in genetics and biotechnology processes.  Recently, Alexander worked at the National Cancer Institute on Fort Dietrich, in Frederick, MD sequencing the AIDS genome under Dr. John Coffin and Mary Kearney, further enhancing his understanding of lab processes and giving him supplemental experience with high-tech laboratory machinery.  By combining his educational background and his specialized high-tech lab experience, Mr. Alexander Scheltema brings unique skills suited to Greenscape Labs’ business program.  Most recently he has augmented his practical laboratory operations background by pursuing continuing education in mathematics.  He intends to apply this new education with his previous training in biotechnology to refine his skills in bioinformatics systems and genetic probability systems prediction.

Loretta Moss - Corporate Secretary, as well as Director

Ms. Moss has over 20 years of experience in both Office Management and Retail Management, bringing her exemplary organizational, analytical and interpersonal skills to the company.  Most recently, she has become immersed the regulatory and compliance issues associated with public entities through her role at Small Cap Development, Inc.  Ms. Moss represents the new wave of tech-savvy managers to whom social media is second nature.  In addition to being the Secretary of the company, she will also be focused on developing company and customer awareness via the internet as well as more traditional means.

Family Relationships; Transactions with Related Persons; Director Independence

Alexander Scheltema (Chief Operations Officer) is son of James R. J. Scheltema (Chief Executive Officer).

James R. J. Scheltema is the President, Chief Executive Officer and Chief Financial Officer of Greenscape Laboratories, Inc.  He was also recently appointed President of HD Retail Solutions, Inc (“HDRE”).  He owns 40,000,000 shares of common stock of Greenscape Laboratories, as well as 23,000,000 shares (directly and indirectly) of HDRE.  As a shareholder of HDRE, he will receive 23,000,000 additional shares of Greenscape Laboratories common stock in connection with the Distribution.

Director Independence

As of the date of this Prospectus, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the distribution, the 36,152,718 shares of the Company’s common stock held directly by HDRE will be distributed pro rata to the shareholders of HDRE who own HDRE common stock as of the record date.  Shareholders of HDRE owning shares as of the close of business on the record date will, unless they subsequently transfer such shares prior to the ex-dividend date, receive one share of our common stock for every one share of HDRE shares held at the record date (subject to adjustment in the event of a stock split or reverse split of HDRE common stock prior to the date of distribution).  Following the distribution, the shareholders of HDRE as a group, will continue to beneficially own approximately 36.71 % of the issued and outstanding shares of the Company’s common stock.  HDRE will no longer own any shares of our common stock following the distribution.  The disposition of shares in the distribution will not materially increase the number of shares of common stock issued and outstanding.

The following tables set forth certain information on a pro forma basis regarding beneficial ownership of the Company's common stock after giving effect to the distribution of 36,152,718 shares of common stock in the distribution (i) by each person (or group of affiliated persons) who is expected by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of December 19, 2013, regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.  The percentages are based on 98,402,718 total outstanding shares as of December 19, 2013.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class
Common Stock	James R. J. Scheltema,Chief Executive Officer, Chief Financial Officer & Chairman of the Board of Directors(2)	40,000,000	40.65%
Common Stock	Alexander M. Scheltema, Chief Operating Officer, Director(3)	10,000,000	10.16%
Common Stock	Cynthia A. Scheltema(4)	10,000,000	10.16%
Common Stock	Loretta Moss, Corporate Secretary, Director	2,000,000	2.03%
Common Stock	HD Retail Solutions, Inc., 2021 Midwest Road, Suite 200, Oak Brook, IL 60523	36,152,718	36.74%
Common Stock	All Officers and Directors As a Group (4 persons)	62,000,000	63.01%

(1)	Except as otherwise indicated, the address of the stockholder is: Greenscape Laboratories, Inc., 1311 East La Rua St., Pensacola, FL 32501.

(2)
Amount indicated includes 40,000,000 shares of Greenscape Laboratories common stock owned of record by Mr. James Scheltema.  Does not include 23,000,000 shares of shares of Greenscape Laboratories common stock which Mr. Scheltema is entitled to receive as a shareholder of HDRE in connection with the Distribution.

(3)	As noted above, Alexander Scheltema is the son of James Scheltema. Their holdings are reported separately.

(4)	As noted above, Cynthia Scheltema is the spouse of James Scheltema. Their holdings are reported separately.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The Company was formed in December 2012.  No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as "project," “forecast,” "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•	expectations of future operating results or financial performance;

•	introduction of new products;

•	plans for growth, future operations and potential acquisitions;

•	our plans to develop and commercialize our products;

•	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of any future products;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•	our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•	the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DESCRIPTION OF BUSINESS

Greenscape Laboratories, Inc. (“Greenscape Laboratories” or the “Company”), is a Wyoming Corporation established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  The goal of such testing is a more standardized and higher quality produce market, resulting  from increased transparency of all components found in each sample tested.  Management anticipates that as the Company implements its business plans and strategies, special attention will be given to toxic contaminants, such as potentially harmful pesticides, in order to evaluate the degree to which samples tested are “organic” and free of such contaminants, or “polluted” by extraneous elements.

Greenscape Laboratories plans to deploy stringent testing procedures for quality in an effort to establish high-quality standards, ensuring that consumers of organic goods are receiving non-polluted, non-contaminated products that are safe to use and consume.  Greenscape Laboratories also plans to develop standards for identifying plants as “organic” using Food and Drug Administration (“FDA”) and United States Department of Agriculture (“USDA”) guidelines.1

Upon establishing a firm client and customer base with the initial product and service offering, Greenscape Laboratories intends to explore and potentially enter other sectors of the consumable testing industry.

•
Industry Research - GL Research & Analytics (“GL R&A”) Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the marketing and pharmaceutical sectors of this industry.  As of the date of this Prospectus, GL R&A had begun the process of accumulating data on the organic qualitative analysis and pesticide testing industry for the purpose of making such data available for research and analytics purposes by existing market participants.  Management believes that this audience will grow substantially in the coming months and years. Greenscape Laboratories intends to provide comprehensive research databases and analytical tools to these emerging areas of the industry.

The Organization

The Company was incorporated under the laws of the State of Wyoming in December 2012. We are a development stage Biotech Company that is engaged in the testing of foods and other products for the presence of foreign materials in the United States.

The Company's corporate offices are located at 1311 East La Rua St., Pensacola, FL 32501. Our business model is to focus on verifying the authenticity of claimed “organic” products by testing for the presence of pesticides and other chemicals using a variety of gas chromatography based methodologies.

Although the organic market is established, it is growing rapidly2.  More importantly, there are very few companies that are engaged in testing organic foods to determine the presence of toxic or trace elements.  In the opinion of Greenscape Laboratories’ management, it appears generally that the abiding principle of “caveat emptor” applies.

Greenscape Laboratories intends to change this approach.  Instead of consumers being required to rely on good luck and faith, Greenscape Laboratories will provide the testing services to ensure that produce is untainted.  As a niche player, management anticipates that Greenscape Laboratories’ expansion should mirror and may even exceed the explosive growth in the organic food industry.  Greenscape Laboratories anticipates that once the Company’s services become known, consumers will demand further assurances from their organic providers that the consumers are indeed receiving organic produce.  Management believes that consumer skepticism is common, and when it comes to what we eat, this healthy skepticism empowers consumers to demand further assurances that what they consume is free from toxins that mass producing tends to employ, i.e., petrochemical fertilizers and toxins to control pests.

Greenscape Laboratories is striving to become the top testing service to the industry, with a mission of striving to make the organic food market a better and safer place.

1 It is important to note that only the USDA can legally certify a product as organic, through the performance by the USDA of its own testing.  Greenscape Laboratories will not certify any product or sample as “organic,” but instead will identify the presence or absence of certain chemicals and trace elements in the samples tested.
2 Source: Organics in Overdrive — The Explosion of Natural Food Products, Marie Spano, MS, RD, CISSN.
Today’s Dietitian, Vol. 8 No. 10 P. 66  http://www.todaysdietitian.com/newarchives/tdoct2007pg66.shtml.  Copy on file with the Company.

The organics industry is in its infancy, and with its successes, management has seen that more and more money and technology is being directed towards the growth of organic produce, which has already led to numerous innovations spanning the agricultural community as a whole. Prior to the year 2000, little attention was placed on the distinction between organic food and mass-produced foods.  In other words, food was food. However, U.S. sales of organic food and beverages have grown from $1 billion in 1990 to $26.7 billion in 2010. Sales in 2010 represented 7.7 percent growth over 2009 sales. Experiencing the highest growth in sales during 2010 were organic fruits and vegetables, up 11.8 percent over 2009 sales. 3  These statistics indicate that the industry has already grown to become a substantial portion of the entire food market, and even more so in sectors where consumers tend to be especially conscious, the produce and dairy sectors.

Though the organics industry encompasses a sizeable portion on food production, non-food organic products such as supplements, fibers and clothing, personal care products, fertilizers and even building materials are also experiencing significant growth.

Greenscape Laboratories plans to pursue a very specialized niche: chromatographic testing of organic products.  Chromatography, defined as the separation of a mixture by passing it in solution or suspension or as a vapor (as in gas chromatography) through a medium in which the components move at different rates, has been used in numerous industries in various capacities, as chromatography has both the ability to test for the presence of a particular substance, as well as the ability to measure concentrations of the substance’s derivatives in each sample.

Using chromatographic testing, Greenscape Laboratories anticipates that it will be able to measure the safety of an orchard by testing one apple.  The process of separation by charge or polarity allows for each chemical constituent and molecule to be measured for both a presence and concentration.  Then, upon receiving the results, Greenscape Laboratories specialists will determine whether or not a particular sample contains contaminants or harmful chemicals.

Company’s Key Attributes

Experienced People - The Company plans to build on the expertise and experiences of a core team of management and advisors and also plans to align with high quality vendor partners.

James R. J. Scheltema has been a Certified Public Accountant since February of 1986 and a member of the Bar since October of 1990.  Since then he has become licensed both in accounting and law in multiple states.  He has worked in Ernst & Young and mid-tier accounting firms, in boutique technology-based law firms and as a general counsel in a number of technology companies.  Currently he serves as a consultant to many micro-cap firms as well as being an officer in two publicly traded micro-cap companies.

Alexander M. Scheltema has been involved in advanced laboratory testing techniques since 2006, being admitted into a tech magnet laboratory program concentrating on genetic testing of plants and various genetic transformation practices.  In 2008, he worked for the National Cancer Institute (NCI) in Frederick on Fort Dietrich as a civil scientist aiding in gene sequencing and analysis of various drug therapy regimens and results of the AIDS (auto-immuno deficiency syndrome).

Loretta L. Moss has been working in administrative, executive support and management roles for over twenty years.  She spent most of her time working with government contractors in the high-technology sector.  In 2006, she began working for a company that placed expert witnesses in high-stakes litigation, and since then has switched from administrative functions to a recruiting role, where she works with the experts directly.

3 Source: Organic Trade Association’s 2011 Organic Industry Survey http://www.ota.com/organic/mt/business.html.  Copy on file with the Company.

Project Focus – Management anticipates that the Company will focus initially on clients and customers that the larger testing laboratories do not serve with the same individualized care and attention that Greenscape Laboratories can provide.

Lower Cost Structure - The Company will seek to maintain the lowest possible cost structure, enabling the greatest margins and providing opportunities to undercut competitors and grow revenues

Limit Capital Risks - Only enough capital exposure is planned initially to add value to a project and determine its economic viability. Management anticipates that projects will be staged and have options before additional capital is invested.  As such, the Company will be able to limit its exposure in any one project by participating at reduced working interest levels, thereby being able to diversify with limited capital. Management has experience in successfully managing risks of projects, finance, and value.

•
GL personnel have extensive practical experience in laboratories and testing with hands-on experience from the National Industry of Health (NIH), Fort Detrick Chemical Warfare Center and at educational institutions.

•	GL personnel have prior experience specific to the agricultural and biotechnical industries.

•	GL personnel have the prerequisite legal and accounting education and experience required to implement GL’s business plan.

•	GL Management team has extensive experience in the operation and leadership of public companies.

•
GL will provide virtually immediate turn-around of impeccable test results.  The liquid chromatography equipment being used is state of the art.  As a smaller laboratory, we will be able to devote the individual care and attention – and oft times immediacy – that customers deserve but rarely receive.

Industry and Economic Factors

Consumer demand for organically produced goods has shown double-digit growth for well over a decade, providing market incentives for U.S. farmers across a broad range of products.4  As of June, 2012, organic products were available in nearly 20,000 natural food stores and nearly 3 of 4 conventional grocery stores.  Organic sales account for more than three percent (3%) of total U.S. food sales, according to recent industry statistics.5  The growth of organic foods drives the demand for testing.  Specifically, the only way to ensure that foods do not contain toxins or foreign particulates is to test samples of the “organic” food product(s).

USDA does not have official statistics on U.S. organic retail sales, but information is available from industry sources.  U.S. sales of organic products were $21.1 billion in 2008--over 3 percent of total food sales--and will reach $23.0 billion in 2009, according to the Nutrition Business Journal.6

Fresh fruits and vegetables have been the top selling category of organically grown food since the organic food industry started retailing products over three decades ago, and they are still outselling other food categories, according to the Nutrition Business Journal. Produce accounted for 37 percent of U.S. organic food sales in 2008, followed by dairy (16 percent), beverages (13 percent), packaged and prepared foods (13 percent), bread and grains (10 percent), snack foods (5 percent), meat, fish, and poultry (3 percent), and condiments (3 percent).

Most organic sales (93 percent) take place through conventional and natural food supermarkets and chains, according to the Organic Trade Association (OTA).  OTA estimates the remaining 7 percent of U.S. organic food sales occur through farmers' markets, foodservice, and marketing channels other than retail stores.  One of the most striking differences between conventional and organic food marketing is the use of direct markets-Cornell University estimates that only about 1.6 percent of U.S. fresh produce sales are through direct sales.  The number of farmers' markets in the United States has grown steadily from 1,755 markets in 1994, when USDA began to track them, to over 4,685 in 2008.  Participating farmers are responding to heightened demand for locally grown organic product. A USDA survey of market managers7 found that demand for organic products was strong or moderate in most of the farmers' markets surveyed around the country, and that managers felt more organic farmers were needed to meet consumer demand in many States.8

4 http://www.ers.usda.gov/topics/natural-resources-environment/organic-agriculture/organic-market-overview.aspx
5 Id.
6 Id.

Although food is what comes to mind when coupled with the word “organic,” the growth of non-food organics has also risen in a trend rivaling the increase of organic produce.  In 2010, the non-food organic market maintained steady growth, rising by 9.7 percent to reach nearly $2 billion.9  The growth of the non-food industry was averaging about 30% annually between 2000 and 2008, leveling off in 2009 and 2010 at a 10% annual growth.  The organic industry, both food and non-food products, is currently enjoying a wave of popular support, which is actually sustained by significant government support, including grants to research and extension programs to help organic producers and processors grow and market high quality organic agricultural products.10  As of the date of this Prospectus, the main focus of government support was on the medical and safety benefits derived by growing products in natural, non-chemical environments, leading to better nutrition and longer lifespan.  Consumers continue to become more conscious of organics, which management believes will help to extend this growth trend, both overall and as an increasing percentage of the current market by reducing dependence on mass-production, hormone, toxin and petro-chemical based food supplies.

Consumers continue to become more conscious of organics, which management believes will help to extend this growth trend, both overall and as an increasing percentage of the current market by reducing dependence on mass-production, hormone, toxin and petro-chemical based food supplies.

Customers

We have not yet commenced operations and thus do not have customers for laboratory testing procedures nor subscribers for the information acquired in our database.

Our initial marketing will be directed towards mid-level producers which may not be getting the individualized attention that they desire.  The focus of the company will be produce and foodstuffs, but testing of soil for contaminants and other particulate matter should also be a significant revenue producer.

Competition

Management believes that there are no readily identifiable competitive weaknesses present in the organization today.  As the industry is in its infancy, to management’s knowledge, there have been no other public companies of significant size that have entered into providing this service effectively in a cost-conscious environment.  To management’s knowledge, the only laboratories that offer a similar testing product (without database predictions) are USDA facilities which certify organic products as “USDA Organic.”

There are many companies emerging in the growing organics industry, but management does not believe that any of these companies stand out as a “testing” industry leader.

Most of the emerging companies preparing to serve the organic products industry come from the pharmaceutical industry.  Like consumers, scientists recognize the potential of natural pharmaceuticals in varying applications, and pharmaceutical companies typically understand the promise that this market can provide.  With the natural food and medicine business sectors expanding in recognition and value,11 the safety and purity of each consumable product becomes a more pressing concern.  Greenscape Laboratories plans to explore potential for-profit opportunities in the current environment related to its services, as well as to prepare to capitalize on opportunities in the emerging organics industry.

7 See Organic Produce, Price Premiums, and Eco-Labeling in U.S. Farmers' Markets, April 2004.
8 Id.
9 Source: http:/www.ers.usda.gov/topics/natural-resources-environment/organic-agriculture/organic-market-overview.aspx.  Paper copy on file with the Company.
10 Id.
11 Source: http://www.fmi.org/docs/media-backgrounder/natural_organic_foods.pdf?sfvrsn=2.  Paper copy on file with the Company.

Management anticipates that new and existing companies will enter into this market as the infrastructure, policies and procedures are further developed to standardize a healthy free market.  However, to management’s knowledge, Greenscape Laboratories is in a position to enter the market sooner and in a more comprehensive manner than its competitors.

Governmental Regulation

Although only the Food & Drug Administration can grant products “organic” status, Greenscape Laboratories will be allowed to test for the presence of toxins and foreign chemicals (e.g., pesticides and synthetic fertilizers).  Thus, even as a smaller laboratory, we can provide useful information to the producer, wholesale and retail providers and end-user customers without having to bear the financial burden associated with meeting all the requirements of being a certified “organic” testing laboratory as defined by the Food & Drug Administration.

Transportation

There are no material permits or licenses required beyond those currently held by us or incident to our operations.

Research and Development

As of the date of this Prospectus, we had not spent any funds on research and development, although we use state of the art chromatography equipment.  This does not, however, preclude inclusion in the budget of research and development should this become warranted and economically efficient.

Employees

As of the date of this Prospectus, we had three full-time employees who are our officers and directors. We intend to retain the services of consultants on a contract basis to conduct the further marketing necessary for Greenscape Laboratories to develop into a large organics testing firm.

Executive Offices

Our executive offices are currently located at 1311 East La Rua Street, Pensacola, FL 32501 and our telephone number is 850-723-7496.

Legal Proceedings

As of the date of this Prospectus, we were not a party to any legal proceedings, and we were not aware of any pending or potential legal actions.

Property

We currently lease an office at 1311 East La Rua St., Pensacola, FL 32501, that is owned by the President of the company with no monthly rental charges.  We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

The Distribution

HDRE intends to distribute to its shareholders on a pro-rata basis all shares of Greenscape Laboratories common stock held by it in a transaction referred to in this registration statement as the “Distribution.”  In connection with the distribution, the 36,152,718 shares of the Company’s common stock held directly by HDRE will be distributed pro rata to the shareholders of HDRE who own HDRE common stock as of the close of trading on the record date.  No fractional shares will be issued.  Following the completion of the distribution, the shareholders of HDRE, as a group, will hold the same percentage of the issued and outstanding common stock (approximately 36.74%) of the Company that HDRE held immediately prior to the distribution; the ownership interests of our shareholders other than HDRE will not be affected or changed materially as a result of the distribution. HDRE will no longer beneficially own any shares of our common stock following the distribution.  The shares distributed by HDRE will be publicly traded securities; however, no market for our securities exists at this time, and there is no assurance that a market will exist for our common stock following the distribution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

Certain statements contained in this Prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Statements that are not statements of historical fact may contain forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation or intention to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Greenscape Laboratories, Inc. (“Greenscape Laboratories” or the “Company”), initially plans to take a three-pronged business strategy.  First, the Company will move to gain ground in the organics industry and become the lead organic testing firm in the industry.  Second, Greenscape Laboratories will seek to build investor relations and grow its market value by becoming a publically tradable entity.  Third, Greenscape Laboratories plans to  compile industry research during its testing and utilize the additional wealth of information about the agricultural industry to better aid in consulting for agricultural applications, especially soil nutrients, disease and pest control.

Greenscape Laboratories plans to position itself as the solution for standards in a fledgling industry, both testing the purity and contents of any organic samples sent for contamination analysis, or pure-organic verification.

Management anticipates that Greenscape Laboratories will market its services to gardening hobbyists and farmers alike, as there is a recognized value in testing to insure produce is fresh and safe to consume.

Greenscape Laboratories plans to develop a comprehensive website with the intent of becoming "the scientific hub" for the industry.  The Company will use this content to better assess situations when consulting for clients and industry producers.

Management believes that the key to Greenscape Laboratories' sales strategy will be strategic alignment with organizations that have been the leaders in the organic consumables market over the past decade and are interconnected with most participants in the industry.

Greenscape Laboratories plans to rely heavily on relationship management for “warm” introductions to industry participants at all levels.  As many industry participants enjoy more of a personal relationship between anyone doing business with them, Greenscape Laboratories will give them concise, straight-to-the-point answers about any samples sent in for analysis, as well as providing industry participants additional guidance about what types of fertilizers and products are optimal.

FUTURE EXPANSION

Greenscape Laboratories' long term plan is to provide a reliable testing mechanism to ensure consumers receive accurate information regarding the agricultural products that they consume.  This is further complicated by the variations by soil mix, fertilizer type and application method.

Upon establishing a firm base with the initial product and service offering, the Company intends to explore and potentially enter other sectors of the industry.

•
Industry Research - GL Research & Analytics (“GL R&A”) Greenscape Laboratories’ management believes that original research and analytic tools will be a necessity for the marketing and pharmaceutical sectors of this industry.

•	The company is investigating entry into the field of testing for waste spills & leaking underground storage tanks.

The company is in the beginning phase of discussions regarding providing testing to pathology and forensic scientists as a “double-check” on their findings for quality control and independence purposes.

Special Information Regarding Forward Looking Statements

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as "project," “forecast,” "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•	expectations of future operating results or financial performance;

•	introduction of new products;

•	plans for growth, future operations and potential acquisitions;

•	our plans to develop and commercialize our products;

•	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of any future products;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•	our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•	the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, par value $.0001 per share, (the “Common Stock”), of which there were 98,402,718 issued and outstanding as of December 19, 2013, and 10,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued as of December 19, 2013. The following summarizes important information regarding our capital stock.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

The Board of Directors is authorized by our Amended and Restated Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Wyoming, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this registration statement.

Dividends

We have not paid any dividends on our Common Stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2012 and the period ending October 31, 2012, appearing in this prospectus and Registration Statement have been audited by John Scrudato, CPA, our independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock being distributed by HDRE. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are not yet subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). Following the effective date of this Registration Statement and the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at 1311 East La Rua St., Pensacola, FL 32501, or via telephone at 850-723-7496.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the fiscal year ended December 31, 2012 and the Period Ending October 31, 2013.

Financial Statements

Greenscape Laboratories, Inc.

October 31, 2013(audited) and December 31, 2012(audited)

Greenscape Laboratories, Inc.

Contents	Page

Financial Statements:

Balance Sheet at October 31, 2013 (audited), and December 31, 2012 (audited)	1

Statements of Operations for the Ten Months Ended October 31, 2013(audited), for the Period December 21, 2012(inception) through December 31, 2012 (audited), and the period December 21, 2012(inception) through October 31, 2013 (audited)	2

Statements of Cash Flows for the Ten Months Ended October 31, 2013(audited), for the Period December 21, 2012(inception) through December 31, 2012 (audited), and the period December 21, 2012(inception) through October 31, 2013 (audited)	3

Statements of Stockholder's Equity for the Ten Months Ended October 31, 2013(audited), for the Period December 21, 2012(inception) through December 31, 2012 (audited)	5

Notes to Financial Statements	6-12

Report of Independent Registered Public Accounting Firm	13

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	October 31, 2013	December 31, 2012
	(audited)	(audited)
Assets
Current assets
Cash and cash equivalents	$41,831	$0
Prepaid expenses	5,874	0
Total Current assets	47,705	0

Property, Plant and Equipment (Net)	8,400	0
Intangible assets	250	0

Total Assets	$56,355	$0

Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$6,000	$0
Related Party Officer Loans	61,597	$477
Total Current Liabilities	67,597	477

Commitments and Contingencies - Note 7
GREENSCAPE LABORATORIES, INC. Shareholder's Deficit
Preferred Stock, $0.0001 par value; 10,000,000 shares authorized at
9/30/13 and 10,000,000 shares authorized at 12/31/12, zero
issued and outstanding 09/30/2013 and 12/31/2012	0	0
Common Stock, $0.0001 par value; 1,000,000,000 shares authorized at
9/30/13 and 1,000,000,000 shares authorized at 12/31/12, 100,000
issued and outstanding 09/30/2013 and 12/31/2012	10	10
Stock subscription receivable	(10)	(10)
Accumulated deficit	(11,242)	477
Total Equity(Deficit)	(11,242)	477
Total liabilities and equity(Deficit)	$56,355	$954

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
	January 1. 2013 to October 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception)to October 31, 2013
	(audited)	(audited)	(audited)

Revenues	0	0	0

Operating Expenses	10,765	477	11,242

Net Income(Loss) from Operations	(10,765)	(477)	(11,242)

Net Income(Loss) Before
Provision for Income Taxes	(10,765)	(477)	(11,242)

Franchise taxes	0	0	0

Net Income(Loss)	(10,765)	(477)	(11,242)

Basic and Diluted Loss Per Share	(10.77)	(0.48)

Weighted average number
of shares outstanding	1,000	1,000

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	January 1. 2013 to October 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception)to October 31, 2013
	(audited)	(audited)	(audited)
Cash flows from operating activities:
Net income (loss)	$(10,765)	$(477)	$(11,242)

(Increase)decrease in prepaid expenses	(5,874)	0	(5,874)
Increase(decrease) in accrued expenses	6,000	0	6,000
Net cash used in operating activities	(10,639)	(477)	(11,116)

Cash flows from investing activities:
Acquisition Equipment	(8,400)	0	(8,400)
Patent Cost	(250)	0	(250)
Net cash provided(used) by investing activities	(8,650)	0	(8,650)

Cash flows from financing activities:
Proceeds from related party loans	61,120	477	61,597
Net cash provided(used) by financing activities	61,120	477	61,597

Increase in cash and equivalents	41,831	0	41,831

Cash and cash equivalents at beginning of period	0	0	0

Cash and cash equivalents at end of period	$41,831	$0	$41,831

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

	January 1. 2013 to October 31, 2013	December 21, 2012 to December 31, 2012	For the period December 21, 2012 (Inception)to October 31, 2013
	(audited)	(audited)	(audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Stock subscription receivable	$10	$10	$10

"The accompanying notes are an integral part of these financial statements"

GREENSCAPE LABORATORIES, INC.
STATEMENT OF STOCKHOLDER'S EQUITY(DEFICIT)
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED DECEMBER 21, 2012(inception), THROUGH DECEMBER 31, 2012(audited)
FOR THE PERIOD JANUARY 1, 2013 THROUGH OCTOBER 31, 2013(audited)

	Preferred Stock	Preferred Stock	Common Stock	Common Stock	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Receivable	Deficit	Total

Initial Balances December 21, 2012(inception)	0	$0	0	$0	$0	$0	$0
Capital stock issuance	0	0	100,000	10	(10)	0	0
Net Income 12/21/2012 to 12/31/2012						(477)	(477)
Balances December 31, 2012	0	0	100,000	10	(10)	(477)	(477)
Net Income 1/1/2013 to 10/31/2013						(10,765)	(10,765)

Balances October 31, 2013	0	$0	100,000	$10	$(10)	$(11,242)	$(11,242)

"The accompanying notes are an integral part of these financial statements"

1.     Organization, History and Business

Greenscape Laboratories, Inc. (“the Company”) was incorporated in Wyoming on December 21, 2012.

The Company was established for the purpose of testing consumable products for either chemical or foreign contaminants (usually passed to the plant from the soil).  This leads to a more standardized and higher quality produce market due to increased transparency of all components found in each sample.

2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  The Company determined that none of its long-term assets at December 31, 2012 or 2011 were impaired.

Stock Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

2.     Summary of Significant Accounting Policies (continued)

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the years ended December 31, 2012 and 2011, the Company recognized stock-based compensation expense totaling $0 and $0, respectively.  No options have been granted to date.

Loss per Share

 The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect.  The Company had no potential common shares as of October 31, 2013 and December 31, 2012 that have been excluded from the computation of diluted net loss per share.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" ("ASU 2012-02"), which permits an entity to make a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit's indefinite-lived intangible asset is less than the asset's carrying value before applying the two-step goodwill impairment model that is currently in place. If it is determined through the qualitative assessment that the fair value of a reporting unit's indefinite-lived intangible asset is more likely than not greater than the asset's carrying value, the remaining impairment steps would be unnecessary. The qualitative assessment is optional, allowing companies to go directly to the quantitative assessment. ASU 2012-02 is effective for the Company for annual and interim indefinite-lived intangible asset impairment tests performed beginning October 1, 2012; however, early adoption is permitted. The Company believes the adoption of ASU 2012-02 will not have a material impact on its consolidated financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	10/31/2013	12/31/2012

U.S statutory rate	34%	34%
Less valuation allowance	(34)%	(34)%
Effective tax rate	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	10/31/2013	12/31/2012
Deferred tax assets

Net operating losses	$10,765	$477
	10,765	477
Deferred tax liability	-	-
Net deferred tax assets	10,765	477
Less valuation allowance	(10,765)	(477)
Deferred tax asset - net valuation allowance	$-	$-

The Company has a net operating loss carryover of approximately $11,242 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of October 31, 2013.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period December 21, 2012(inception) through October 31, 2013, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and New York state jurisdiction.  We are not currently involved in any income tax examinations.

4.   Related Party Transactions

On July 24, 2013, the commercial savings account was opened with fifty dollars ($50), (twenty five dollars of which was loaned by James R. J. Scheltema and twenty five of which was loaned by Alexander M. Scheltema).

James R. J. Scheltema has lent the company a total of forty one thousand four hundred fifty dollars ($41,450) to the company for the period from July 24, 2013 to October 25, 2013.

Alexander M. Scheltema has lent the company a total of $450 to the company for the period from July 24, 2013 to October 25, 2013.

On August 6, 2013, two hundred dollars ($200) was loaned to the company via the commercial savings account (one hundred dollars of which was loaned by James R. J. Scheltema and one hundred of which was loaned by Alexander M. Scheltema).

On August 27, 2013, six hundred fifty dollars ($650) was loaned to the company via the commercial savings account (three hundred twenty five dollars of which was loaned by James R. J. Scheltema and three hundred twenty five of which was loaned by his son, Alexander M. Scheltema).

On September 10, 2013, the President, James R. J. Scheltema and his son and Chief Operations Officer, Alexander M. Scheltema, exchanged testing equipment necessary for company operations for debt issued by the company.  The equipment was jointly owned equally by James and Alexander Scheltema and conservatively valued at fifteen thousand dollars.

On October 25, 2013 twenty thousand dollars ($20,000) was loaned by James R. J. Scheltema to the company.

On October 28, 2013 twenty thousand dollars ($20,000) was loaned by James R. J. Scheltema to the company.

On October 15, 2013 one thousand dollars ($1,000) was loaned by James R. J. Scheltema to the company.

5.   Fair Value

The Company’s financial instruments at October 31, 2012 consist principally of accrued expenses and franchise taxes payable, which are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of these liabilities based on the effective yields of similar obligations. The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC No. 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures.”  ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which  are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

October 31, 2013:
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Accrued expenses	-	$6,000	-	$6,000

December 31, 2012:
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Accrued expenses	-	$0	-	$0

6.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

On December 21, 2012 the Company issued 100,000 of its authorized common stock in exchange for $10, which is recorded as a subscription receivable. There were no additional shares issued of Common or Preferred stock issued to date.

7.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

8.    Subsequent Events

None.

John Scrudato CPA
7 Valley View Drive
Califon, New Jersey 07830
(908)-534-0008

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Greenscape Laboratories, Inc.

We have audited the accompanying balance sheets of Greenscape Laboratories, Inc. (“the Company”) as of December 31, 2012 and October 31, 2013 and the related statements of operations, stockholder's equity, and cash flows for the periods December 21, 201 2(inception) through December 31, 2012 and the ten months ended October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenscape Laboratories, Inc. as of December 31, 2012 and October 31, 2013 and the results of its operations and its cash flows for the for the periods December 21, 2012(inception) through December 31, 2012, and the ten months ended October 31, 2013 then ended, in conformity with accounting principles generally accepted in the United States.

/s/ John Scrudato CPA

Califon, New Jersey

December 9, 2013

TABLE OF CONTENTS

Page

Prospectus Summary	_5_
Risk Factors	_7_
The Distribution	_15_
Use of Proceeds	_16_
Dividend Policy	_16_
Structure of the Distribution Transaction	_16_
Plan of Distribution	_19_
Capitalization	_19_
Shares Eligible for Future Sale	_20_
Market for Common Equity and Related
Stockholder Matters	_21_
Transfer Agent	_22_
Directors, Executive Officers, Promoters,
and Control Persons	_23_
Security Ownership of Certain Beneficial Owners
and Management	_24_
Family Relationships; Transactions with
Related Persons; Director Independence	_24_
Executive Officer and Director Compensation	_25_
Special Note Regarding Forward-
Looking Statements	_26_
Description of Business	_26_
The Distribution	_31_
Management’s Discussion and Analysis of
Financial Condition and Results of Operations	_32_
Description of Securities	_34_
Disclosure of Commission Position on
Indemnification for Securities Liabilities	_35_
Experts	_35_
Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure	_35_
Where You Can Find Additional Information	_35_
Financial Statements	_36_
Index to Financial Statements	_F-1_

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

GREENSCAPE LABORATORIES, INC.

36,152,718
SHARES

COMMON STOCK

____________________

PROSPECTUS

___________________

DECEMBER ___, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$	___1___	*
Accounting fees and expenses		$6,000____	*
Legal fees and expenses	$	_15,000__	*
Miscellaneous	$	__5,000__	*
Total		$26,001___	*
*Estimated

In addition to these expenditures, HD Retail Solutions, Inc., will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent.  Those expenses are estimated to be approximately $1,000.

Item 14.  Indemnification of Directors and Officers

Section 17-16-851(a) of the Wyoming Business Corporation Act provides that a corporation may indemnify a director against liability incurred in a proceeding if:

(i)	(A)	The director conducted himself in good faith; and

(B)	He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and

(C)	In the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

(ii)
The director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Section 17-16-202(b)(v) of the Wyoming Business Corporation Act.

(b)
A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(i)(B) of Section 17-16-851.

(c)
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 17-16-851.

(d)	Unless ordered by a court under Section 17-16-854(a)(iii) of the Wyoming Business Corporation Act, a corporation may not indemnify a director under Section 17-16-851:

(i)
In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of Section 17-16-851; or

(ii)
In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director's capacity.

i

Section 17-16-852 of the Wyoming Business Corporation Act requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Under Section 17-16-853 of the Wyoming Business Corporation Act, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with the proceeding by an individual who is a party to a proceeding because that individual is a member of the Board of Directors if he delivers to the corporation:

(i)
A written affirmation of his good faith belief that the standard of conduct described in Section 17-16-851 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 17-16-202(b)(iv); and

(ii)
His written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 17-16-852 and it is ultimately determined under Section 17-16-854 or 17-16-855 that he has not met the standard of conduct described in Section 17-16-851.

Article FIFTEENTH of the Company’s Amended and Restated Articles of Incorporation provides that, “As  the  Board  of  Directors  may  from  time  to  time  provide  in  the  By-Laws  or  by  resolution,  the corporation  may  indemnify  its  officers,  directors,  agents  and  other  persons  to  the  full  extent permitted by the laws of the State of Wyoming.”

Article 8, Section 8.1, of the Company’s Bylaws provides “The corporation shall, to the fullest extent permitted by Article 8, Subarticle E of the WBCA, as that Subarticle may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Subarticle, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”

Specifically, each director or officer of the Company will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

(The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to and the Articles of Incorporation and the Bylaws of the Company.)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to “Disclosure of Commission Position on Indemnification for Securities Liabilities” contained in the Prospectus relating to the indemnification of the Company’s officers, directors, stockholders, employees and affiliates.  The Company is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Item 15.  Recent Sales of Unregistered Securities

On December 15, 2013, the Company issued forty million (40,000,000) shares of common stock to James R. J. Scheltema, ten million (10,000,000) shares of common stock to Alexander M. Scheltema, ten million (10,000,000) shares of common stock to Cynthia A. Scheltema, two million (2,000,000) shares of common stock to Loretta Moss and two hundred fifty thousand shares (250,000) to a third party contractor in connection with the incorporation of the Company and for services provided to the Company since its incorporation.

Additionally, on December 19, 2013, the Company issued 36,152,718 shares of the Company’s restricted common stock to HD Retail Solutions, Inc. (“HDRE”), in consideration for the purchase of 1,000,000 shares of HDRE Series A Preferred Stock.  This transaction is discussed in more detail above in the section “Structure of the Distribution Transaction.”

Each of the purchasers represented to the Company that they were accredited investors as defined under the rules and regulations of the Securities Act. No public solicitation or advertising was undertaken in connection with the transactions and the purchasers of the shares sold in the offering represented that they were purchasing the shares for their own account and for investment purposes and not for purposes of distribution or resale. The certificates evidencing such shares were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.

Item 16.   Exhibits

The following list describes the exhibits filed as part of this registration statement:

Exhibit
No.	Description of Document
3.1	Amended and Restated Articles of Incorporation of Greenscape Laboratories, Inc.
3.2	Bylaws of Greenscape Laboratories, Inc.
5.1	Legal Opinion and Consent *
10.1	Common Stock Purchase Agreement with HDRE
21	Subsidiaries of Registrant (None)
23.1	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (Included on Signature Page)

*           To be filed by amendment.

Item 17.   Undertakings

The undersigned registrant hereby undertakes to:

(1)      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)      For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)      For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)      For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

v

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in Pensacola, Florida, on December ___, 2013.

GREENSCAPE LABORATORIES, INC.

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Executive Officer,
(Principal Executive Officer)

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Financial Officer,
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James R. J. Scheltema as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Executive Officer,
(Principal Executive Officer)

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Financial Officer,
(Principal Financial Officer)

Date: December 23, 2013	By: /s/ Alexander M. Scheltema
Alexander M. Scheltema, Chief Operations Officer,

Date: December 23, 2013	By: /s/ Loretta Moss
Loretta Moss, Secretary,